UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

AMYLIN COMMENTS ON RISKMETRICS REPORT

Urges Stockholders to Vote FOR Amylin Director Nominees on the Blue Proxy Card Today

RiskMetrics Splits Recommendation in Proxy Contest

San Diego, CA – May 15, 2009 – Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) today issued the following statement in response to a report issued by RiskMetrics Group (formerly Institutional Shareholder Services) regarding Amylin’s Annual Meeting of Stockholders to be held on May 27, 2009:

It is important for shareholders to note that RiskMetrics split its recommendation, supporting only three out of five nominees proposed by Carl Icahn and Eastbourne Capital Management, L.L.C.  We are confident that our slate of nominees is the right Board to lead Amylin.  We are disappointed that RiskMetrics has recommended three dissident nominees to our annually-elected Board.  The Company urges shareholders to vote FOR Amylin’s highly-qualified Director nominees who have extensive experience in biopharmaceuticals and diabetes, as well as the valuable sales and marketing expertise necessary to most effectively guide Amylin.  We believe that our nominees have better qualifications relevant to our business.

Importantly, Amylin’s Board and management team have recognized and embraced the need for change, with two new independent Director nominees, Paul N. Clark, former Chairman, Chief Executive Officer and President of Icos Corporation, and Paulo F. Costa, former President and Chief Executive Officer of Novartis U.S. Corporation.  Both bring additional commercial and operational expertise in the biopharmaceutical industry, which are key attributes requested by our shareholders.

Over the course of the past six months, Amylin has also taken the necessary steps to effect change in its business strategy and increase long-term shareholder value, including:

•                  Early submission of the New Drug Application (NDA) for exenatide once weekly to U.S. Food and Drug Administration (FDA).

•                  New specialty sales force approach to more effectively target the diabetes market – this plan will reduce our sales force by 35% and save $45 million annually beginning in 2010.

•                  Implementation of ExenatideOne, a single, integrated team co-located in San Diego, to optimize cost structure and drive efficiency with the Company’s partner Eli Lilly and Company.

Amylin’s Board is committed to representing the interests of ALL Amylin shareholders.  We urge shareholders to act now to maximize the value of their investment and not risk the Company’s future and prospects.  Amylin shareholders should vote FOR Amylin’s Director nominees on the BLUE proxy card today.

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 717-3926

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to vote using any White or Gold proxy card sent to you by

Icahn or Eastbourne, as doing so will revoke your vote on the BLUE proxy card.

If you have already done so, you have every legal right to change your vote by using the enclosed BLUE proxy card to vote today—by telephone, by Internet,

or by signing, dating and returning the BLUE proxy card

in the postage-paid envelope provided.

About Amylin

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN® (pramlintide acetate) injection and BYETTA® (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

Forward Looking Statements

This press release contains forward-looking statements about Amylin, which involve risks and uncertainties. Our actual results could differ materially from those discussed herein due to a number of risks and uncertainties, including risks that BYETTA, SYMLIN or exenatide once weekly may be affected by competition, unexpected new data, safety and technical issues, or manufacturing and supply issues; risks that our financial results may fluctuate significantly from period to period and may not meet market expectations; risks that any financial guidance we provide may not be accurate; risks that our clinical trials will not be completed when planned, may not replicate previous results or achieve desired end-points; risks that our preclinical studies may not be predictive; risks that our NDAs for product candidates or sNDAs for label expansion requests, such as the exenatide once weekly NDA mentioned in this letter, may not be submitted timely or receive FDA approval; risks that our expense reductions will not be as large as we expect; risks that the restructured operations for exenatide will not produce the results we expect; and other risks inherent in the drug development and commercialization process. Commercial and government reimbursement and pricing decisions and the pace of market acceptance may also affect the potential for BYETTA, SYMLIN or exenatide once weekly. These and additional risks and uncertainties are described more fully in the Company’s most recently filed Form 10-K and Form 10-Q. Amylin disclaims any obligation to update these forward-looking statements.

Additional Information and Where To Find It

This press release may be deemed to be solicitation material in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Amylin has filed the definitive proxy statement with the Securities and Exchange Commission (“SEC”) on April 20, 2009.  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE BLUE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Investors and securityholders may obtain the proxy statement and other relevant documents free of charge at the SEC’s Web site, www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the matters to be considered at the 2009 Annual Meeting of Stockholders.  Information regarding the interests of Amylin’s directors and executive officers in the proxy contest is included in Amylin’s definitive proxy statement.

CONTACTS:

Alice Izzo
Executive Director, Corporate Affairs
Amylin Pharmaceuticals, Inc.
(858) 642-7272
alice.izzo@amylin.com

or

Steve Frankel / Annabelle Rinehart
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449